Amended and Restated
                              Snap-on Incorporated
                            Directors' 1993 Fee Plan
                          (as amended January 26, 1996)

        1. Purpose. The Amended and Restated Snap-on Incorporated Directors' 1993 Fee Plan (the "Plan") is intended to provide an incentive to members of the Board of Directors (the "Board") of Snap-on Incorporated, a Delaware corporation (the "Company"), who are not employees of the Company ("Directors"), to remain in the service of the Company and increase their efforts for the success of the Company and to encourage such Directors to own shares of the Company's stock or participate in a Company phantom stock account, thereby aligning their interests more closely with the interests of stockholders.

        2.   Definitions.

             (a)  "Board" means the Board of Directors of the Company.

             (b) "Committee" means a committee consisting of members of the Board authorized to administer the Plan.

             (c) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

             (d) "Deferral Election" means an election pursuant to Section 6 hereof to defer receipt of Fees and/or shares of Common Stock which would otherwise be received pursuant to Minimum Grants and Elective Grants.

             (e) "Deferred Amounts" mean the amounts credited to a Director's Share Account or Cash Account pursuant to a Deferral Election.

             (f) "Director" means a member of the Board who is not an employee of the Company.

             (g)  "Elective Grants" shall have the meaning set forth in
   Section 5(b) hereof.

             (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (i) "Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange on any particular date.

             (j) "Fees" mean the annual retainer scheduled to be paid to a Director for the calendar year plus any additional fees (including meeting and committee fees) earned by a Director for his services on the Board during the calendar year.

             (k)  "Grants" mean Minimum Grants and Elective Grants.

             (l)  "Minimum Grants" shall have the meaning set forth in
   Section 5(a) hereof.

             (m)  "Share Election" shall have the meaning set forth in
   Section 5(b) hereof.

        3.   Administration of the Plan.

             (a) Member of the Committee. The Plan shall be administered by the Committee. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

             (b) Authority of the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

        4. Stock Reserved for the Plan. The number of shares of Common Stock authorized for issuance under the Plan is 200,000, subject to adjustment pursuant to Section 7 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

        5.   Terms and Conditions of Grants.

             (a) Minimum Grant. Subject to Section 5(e) hereof, each Director shall automatically receive (subject to a Deferral Election) a number of whole shares of Common Stock equal in value to twenty five percent (25%) of his or her Fees earned in each calendar year (the "Minimum Grants"). Such shares of Common Stock (and cash in lieu of fractional shares) shall be transferred in accordance with Section 5(c) hereof.

             (b) Elective Grant. Subject to Section 5(e) hereof, each Director may make an annual election (the "Share Election") to receive (subject to a Deferral Election) any or all of his or her remaining Fees earned in each calendar year in the form of Common Stock (the "Elective Grants"). The shares of Common Stock (and cash in lieu of fractional shares) issuable pursuant to a Share Election shall be transferred in accordance with Section 5(c) hereof. The Share Election must be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that any Director who commences his or her directorship subsequent to January 1 of a calendar year (a "New Director") may make a Share Election during the thirty-day period immediately following the commencement of his or her directorship; and provided further, however, that a Share Election shall only apply with respect to Fees to be paid more than six months subsequent to the date of such Share Election. A Share Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Share Election in accordance with the provisions hereof.

             (c) Transfer of Shares. Shares of Common Stock issuable to a Director with respect to Minimum Grants and Elective Grants shall be transferred to such Director as of the last business day of each calendar month. The total number of shares of Common Stock to be so transferred
   (1) in respect of a Minimum Grant, shall be determined by dividing (a) an amount equal to 25% of the Director's Fees payable during the applicable calendar month, by (b) the Fair Market Value of a share of Common Stock on the last business day of such calendar month, and (2) in respect of an Elective Grant, shall be determined by dividing (x) the dollar amount of the Director's Fees payable during the applicable calendar month to which the Share Election applies, by (y) the Fair Market Value of a share of Common Stock on the last business day of such calendar month. In no event, shall the Company be required to issue fractional shares. Whenever under the terms of this Section 5 a fractional share of Common Stock would otherwise be required to be issued to a Director, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

             (d) Termination of Services. If a Director's services as a Board member are terminated before the end of a calendar quarter, the Director shall receive in cash the Fees such Director would otherwise have been entitled to receive for such quarter in the absence of this Plan.

             (e) Commencement of Grants. Notwithstanding anything in this Plan to the contrary, no Grants shall be effective with respect to Fees to be paid prior to the requisite approval of this Plan by the stockholders of the Company.

        6.   Deferral Election.

             (a) In General. Each Director may irrevocably elect annually (a "Deferral Election") to defer receiving all or a portion of the shares of Common Stock (that would otherwise be transferred upon a Grant) or such Director's Fees in respect of a calendar year that are not subject to a Grant. Deferral Elections shall be made in multiples of ten percent. A Director who makes a Deferral Election with respect to Grants shall have the amount of deferred shares of Common Stock credited to a "Share Account" in the form of "Share Units." A Director who makes a Deferral Election with respect to Fees that are not subject to a Grant shall have the amount of Deferred Fees credited to a "Cash Account." Collectively, the amounts deferred in a Director's Share Account and Cash Account shall hereafter be the "Deferred Amounts."

             (b) Timing of Deferral Election. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that a New Director may make a Deferral Election with respect to Fees earned subsequent to such election during the thirty-day period immediately following the commencement of his or her directorship. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof. A Deferral Election may be changed only with respect to fees earned subsequent to the effective date of such Election.

             (c) Cash Dividends and Share Accounts. Whenever cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to the Director's Share Account additional Share Units equal to
   (i) the aggregate dividend that would be payable on outstanding Shares of Common Stock equal to the number of Share Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the last trading business day immediately preceding the date of payment of the dividend.

             (d) Cash Accounts. At the election of a Director, a Director's Cash Account shall be credited or debited with (i) interest at an annual rate equal to the sum of the daily interest earned at a rate specified by the Committee and compounded monthly or (ii) the annual investment return relating to such investment vehicle or vehicles that the Director chooses from those the Committee determines to make available, or such combination of (i) and (ii) as the Director designates at the time of a Deferral Election or a modification thereof.

             (e) Commencement of Payments. Except as otherwise provided in Sections 6(g) and 8(b), a Director's Deferred Amounts shall become payable as soon as practicable following the earlier to occur of (a) the date the Director terminates service as a Director or (b) the Director's attainment of age 70 years or such later date (not later than the Director's 75th birthday) designated by the Director in the Deferral Election.

             (f) Form of Payments. All payments from a Share Account shall be made in shares of Common Stock by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash. All payments from a Cash Account shall be made in cash.

             (g) Manner of Payments. In his or her Deferral Election, each Director shall elect to receive payment of his or her Deferred Amounts either in a lump sum or in two to fifteen substantially equal annual installments. In the event of a Director's death, payment of the remaining portion of the Director's Deferred Amounts will be made to the Director's beneficiary in a lump sum as soon as practicable following the Director's death.

             (h) Hardship Distribution. Notwithstanding any Deferral Election, in the event of severe financial hardship to a Director resulting from a sudden and unexpected illness, accident or disability of the Director or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the director, all as determined by the Committee, a Director may withdraw any portion of the Share Units in his or her Share Account or cash in his or her Cash Account by providing written notice to the Secretary of the Company. All payments resulting from such a hardship shall be made in the form provided in Section 6(f) above.

             (i) Designation of Beneficiary. Each Director or former Director entitled to payment of deferred amounts hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such deferred amounts are to be paid in case of the Director's death before receipt of any or all of such deferred amounts. Each designation will revoke all prior designations by the Director or former Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Director or former Director, during his or her lifetime, in writing with the Secretary of the Company. Reference in this Plan to a Director's "beneficiary" at any date shall include such persons designated as concurrent beneficiaries on the Director's beneficiary designation form then in effect. In the absence of any such designation, any balance remaining in a Director's or former Director's Share Account at the time of the Director's death shall be paid to such Director's estate in a lump sum.

             (j) No Account Transfers. A Director may not transfer or convert a Share Account to a Cash Account or vice versa.

        7. Effect of Certain Changes in Capitalization. If there is any change in the number or class of shares of Common Stock through the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or similar corporate transactions, the maximum number or class of shares available under the Plan, the number or class of shares of Common Stock to be delivered hereunder and each Director's Share Account shall be proportionately adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock; provided, however, that the number or class of shares of Common Stock to be delivered and each Director's Share Account shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Director and preserve, without exceeding, the value reflected by the Director's Share Account.

        8. Change of Control. A "Change of Control" of the Company shall be deemed to have occurred if:

        (1) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this Section 8, the term "Person" shall not include (A) the Company or any of its subsidiaries,
             (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries,
             (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

        (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1,1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 1996 or whose appointment, election or nomination for election was previously so approved; or

        (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

        (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same pro-portions as their ownership of the Company immediately prior to such sale.

        Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        (b)  Upon the occurrence of a Change of Control:

             (i) all Share Units credited to a Share Account shall be converted into Common Stock and together with all Deferred Amounts credited to a Cash Account shall be transferred as soon as practicable to each Director; and

             (ii) Notwithstanding anything herein to the contrary, Fees earned in respect of the calendar quarter in which the Change of Control occurs, shall be paid in cash as soon as practicable.

        9. Term of Plan. This Plan shall become effective as of the date of approval of the Plan by the stockholders of the Company, and shall remain in effect until a Change of Control, unless sooner terminated by the Board; provided, however, that, except as provided in Section 8(b) hereof, Deferred Amounts may be delivered pursuant to any Deferral Election, in accordance with such election, after the Plan's termination. Prior to the effective date of the Plan, Directors may make the elections provided for herein, but the effectiveness of such elections shall be contingent upon the receipt of stockholder approval of the Plan. No transfer of shares of Common Stock may be made to any Director or any other person under the Plan until such time as stockholder approval of the Plan is obtained pursuant to this Section 9. In the event stockholder approval is not obtained, Fees that were not subject to Deferral Elections shall be paid to the Directors in cash and Fees that were subject to Deferral Elections shall be deferred pursuant to the Prior Plan.

        10. Amendment; Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 of the Exchange Act, as amended from time to time ("Rule 16b-3"), to be applicable to the Plan and the Directors shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon; and, provided further, that the provisions of Section 5(a) hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Director (including without limitation the rights a Director would have under Section 8 if a Change of Control were to occur), without such Director's consent, under any election theretofore in effect under the Plan.

        11.  Rights of Directors.

             (a) Retention as Director. Nothing contained in the Plan or with respect to any Grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board pursuant to the bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company as a Director.

             (b) Nontransferability. No right or interest of any Director in Deferred Amounts shall be assignable or transferable during the lifetime of the Director, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Director's death, a Director's rights and interests in his or her Deferred Amounts shall be transferable by testamentary will or the laws of descent and distribution. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

        12.  General Restrictions.

             (a) Investment Representations. The Company may require any director to whom Common Stock is granted, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

             (b) Compliance with Securities Laws. Each Grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        13. Withholding. The Company may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local income taxes required to be withheld with respect to such payment or delivery. Each Director shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Company withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Director in cash. Shares so withheld shall be valued at Fair Market Value on the regular business day immediately preceding the date such shares would otherwise be transferred hereunder.

        14. Governing Law. This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

        15. Plan Interpretation. The Plan is intended to comply with Rule 16b-3 and shall be construed to so comply. To the extent Rule 16b-3, as amended by SEC Release 34-28869 (and as amended from time to time), is applicable to the Plan, the provisions of Section 5(a) hereof are intended to comply with the provisions of Section (c)(2)(ii) of Rule 16b-3, and the provisions of Section 5(b) hereof are intended to comply with the provisions of Section (d)(1)(i) of Rule 16b-3; and each such Section shall be construed to so comply.

        16. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.